                                                                                                       Exhibit 23.1

                                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation in this Form 10-K of our report dated
March 6, 2002.  It should be noted that we have not audited any financial statements of the company subsequent to
December 31, 2001 or performed any audit procedures subsequent to the date of our report.

                                                                                    /s/ Arthur Andersen LLP
                                                                                -----------------------------------
                                                                                ARTHUR ANDERSEN LLP

Chicago, Illinois
March 20, 2002